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Sunrise Preschools                                                EXHIBIT 99.2

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION CONTACT:
February 10, 1997                                    RUDY R. MILLER, PRESIDENT
                                                              THE MILLER GROUP
                                            INVESTOR RELATIONS FOR THE COMPANY
                                                                (800) 264-1870


                     SHAREHOLDERS APPROVE NEW CORPORATE NAME

                       SUNRISE EDUCATIONAL SERVICES, INC.


      SCOTTSDALE, ARIZONA (FEBRUARY 10, 1997) (NASDAQ - SUNR AND SUNRP) - the shareholders of Sunrise Educational Services, Inc. approved a new name for the company at its annual shareholders' meeting held in January. Formerly known as Sunrise Preschools, Inc., Sunrise Educational Services, Inc. operates a family of schools along with management programs complimentary to its Sunrise centers. The company's diversified schools include the Sunrise Preschools division, Suncrest Private Schools division and Sunburst Child Care Division. Sunrise's management programs include on-site corporate programs, a state university program, a high school district's teen parent program and a contract with Preschool Services, Inc., a non-profit entity.

"Our new name reflects the widened area of service we now provide", said, James
R. Evans, Chairman of the Board and President. "The company's broadening spectrum of service offers new growth potential as we pursue a more diversified education market. We have invested in the infrastructure necessary to run a national education company and are poised to take advantage of the immense opportunities the multifaceted and ever changing educational arena has to offer."

Sunrise Educational Services, Inc. is an operator of education-based preschools and private schools that include kindergarten and first grade. The vast majority of the company's 36 operations are located in the west.

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Corporate Office and Training Center
9128 East San Salvador Drive, Suite 200
Scottsdale, Arizona 85258
602-860-1611